Exhibit 25.2

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                             FORM T-1

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                      STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A
              CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 __________________________________

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                  SECTION 305(b)(2) ____________

                 __________________________________

                       THE BANK OF NEW YORK
        (Exact name of trustee as specified in its charter)


New York                                              13-5160382
(State of incorporation                         (I.R.S. employer
if not a U.S. national bank)                 identification no.)

48 Wall Street, New York, N.Y.                             10286
(Address of principal executive offices)              (Zip code)


                 __________________________________


                     UNION CARBIDE CORPORATION
      (Exact name of obligor as specified in its charter)


New York                                              13-1421730
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)               identification no.)


39 Old Ridgebury Road
Danbury, Connecticut                                  06817-0001
(Address of principal executive offices)              (Zip code)

                 __________________________________

                         Debt Securities
              (Title of the indenture securities)

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1.   General information.  Furnish the following information as to the Trustee:

     (a)  Name and address of each examining or
     supervising authority to which it is subject.

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     Name                              Address
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     Superintendent of Banks of        2 Rector Street,
     the State of New York             New York, N.Y.  10006, and
                                       Albany, N.Y.  12203

     Federal Reserve Bank of New York  33 Liberty Plaza, New York,
                                       N.Y.  10045

     Federal Deposit Insurance         Washington, D.C.  20429
     Corporation

     New York Clearing House           New York, New York
     Association

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule
     7a-29 under the Trust Indenture Act of 1939 (the
     "Act") and Rule 24 of the Commission's Rules of
     Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
     Exhibit 1 to Form T-1 filed with Registration Statement
     No. 33-29637.)

     4.   A copy of the existing By-laws of the Trustee.
     (Exhibit 4 to Form T-1 filed with Registration Statement
     No. 33-31019.)


     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration
     Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.





                             SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of June, 1995.


                                  THE BANK OF NEW YORK



                                  By:    ROBERT F. MCINTYRE
                                  Name:  Robert F. McIntyre
                                  Title: Assistant Vice President



                                                        Exhibit 7


                Consolidated Report of Condition of

                       THE BANK OF NEW YORK

              of 48 Wall Street, New York, N.Y. 10286
               And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                    Dollar Amounts
ASSETS                                               in Thousands

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin ...............................  $ 3,575,856
  Interest-bearing balances .......................      747,540
Securities:
  Held-to-maturity securities .....................    1,283,688
  Available-for-sale securities ...................    1,615,292
Federal funds sold in domestic
  offices of the bank .............................    5,577,896
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ..............................24,763,265
  LESS: Allowance for loan and
    lease losses ...........................532,411
  LESS: Allocated transfer risk
   reserve ..................................28,558
  Loans and leases, net of unearned
    income, allowance, and reserve ................   24,202,296
Assets held in trading accounts ...................    1,502,750
Premises and fixed assets (including
  capitalized leases) .............................      618,958
Other real estate owned ...........................       47,755
Investments in unconsolidated
  subsidiaries and associated
  companies .......................................      184,149
Customers' liability to this bank on
  acceptances outstanding .........................    1,018,696
Intangible assets .................................      101,149
Other assets ......................................    1,227,291
Total assets ......................................  $41,703,316



LIABILITIES
Deposits:
  In domestic offices .............................  $18,543,633
  Noninterest-bearing ....................6,949,896
  Interest-bearing ......................11,593,737
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ................  11,303,075
  Noninterest-bearing .......................65,927
  Interest-bearing ......................11,237,148
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
  Federal funds purchased .........................    1,327,537
  Securities sold under agreements
    to repurchase .................................       37,400
Demand notes issued to the U.S. Treasury...........       97,827
Trading liabilities ...............................    1,349,293
Other borrowed money:
  With original maturity of one year
    or less .......................................    2,027,148
  With original maturity of more than
    one year ......................................      313,877
Bank's liability on acceptances exe-
  cuted and outstanding ...........................    1,018,848
Subordinated notes and debentures .................    1,056,320
Other liabilities .................................    1,435,093
Total liabilities .................................   38,510,051

EQUITY CAPITAL
Common stock ......................................      942,284
Surplus ...........................................      525,666
Undivided profits and capital
  reserves ........................................    1,753,592
Net unrealized holding gains
  (losses) on available-for-sale
  securities ......................................  (    22,501)
Cumulative foreign currency transla-
  tion adjustments ................................  (     5,776)
Total equity capital ..............................     3,193,265
Total liabilities and equity
  capital .........................................   $41,703,316

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                         Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     J. Carter Bacot     )
     Thomas A. Renyi     )    Directors
     Alan R. Griffith    )